As filed with the Securities and Exchange Commission on June 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0274813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

VAALCO Energy, Inc. 2020 Long Term Incentive Plan

(Full title of the plan)

Jason J. Doornik

Chief Accounting Officer and Controller

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

(713) 623-0801

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jennifer T. Wisinski, Esq.

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, par value $0.10 per share	3,750,000	$3.13	$11,737,500.00	$1,280.56

(1)

This Registration Statement on Form S-8 (this “Registration Statement”) registers 3,750,000 shares of common stock, par value $0.10 per share (“Common Stock”) of VAALCO Energy, Inc. (the “Registrant”) issuable under the VAALCO Energy, Inc. 2020 Long Term Incentive Plan, as amended.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereunder also includes an indeterminable number of shares of Common Stock as may be issued in connection with stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low sale prices per share of Common Stock on the New York Stock Exchange on June 7, 2021.

EXPLANATORY NOTE

On June 3, 2021, the Registrant’s stockholders approved an increase in the number of shares of the Registrant’s Common Stock reserved for issuance pursuant to awards under the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (the “2020 LTIP”) by 3,750,000 shares. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed by the Registrant to register an additional 3,750,000 shares of the Registrant’s Common Stock for issuance under the 2020 LTIP. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-239424) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 25, 2020 (the “Prior Registration Statement”) relating to the 2020 LTIP are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

Item 8.	Exhibits.

Exhibit Number	Description of Document

5.1*	Opinion of Haynes and Boone, LLP, counsel to the Registrant.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of BDO USA, LLP.

23.3*	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1).

23.4*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	VAALCO Energy, Inc. 2020 Long Term Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2020).

99.2	First Amendment to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 8, 2021).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 11, 2021.

VAALCO ENERGY, INC. (Registrant)

Date: June 11, 2021

	By:	/s/ Jason J. Doornik
Jason J. Doornik
Chief Accounting Officer and Controller

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Jason J. Doornik and George Maxwell, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George Maxwell	Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2021
George Maxwell

/s/ Jason J. Doornik	Chief Accounting Officer and Controller (Interim Principal Financial Officer and Principal Accounting Officer)	June 11, 2021
Jason J. Doornik

/s/ Andrew L. Fawthrop	Chairman of the Board and Director	June 11, 2021
Andrew L. Fawthrop

/s/ Cathy Stubbs	Director	June 11, 2021
Cathy Stubbs

/s/ Bradley Radoff	Director	June 11, 2021
Bradley Radoff

3